UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2016

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement and Material Letter of Intent

Item 3.02 Unregistered Sales of Equity Securities

On August 15, 2016 binding Letter of Intent was signed by Enertopia Corporation ("Enertopia") and Genesis Water Technologies, Inc. ("GWT") with regard to the acquisition by Enertopia (the "Acquisition") of the exclusive worldwide licensing rights (the "Licensing Rights") by Enertopia of all of the technology used in the process of recovering and extraction of battery grade lithium carbonate powder Li2CO3 grading 99.5% or higher purity from brine solutions (the "Technology") and covered under patent pending process #XXXXXX (the "Pending Patent").

1.

Exclusive Licensing Structure. In accordance with the terms of a formal and Definitive Agreement (the “Definitive Agreement”) to be entered into between Enertopia and GWT, Enertopia shall acquire 100% of the Licensing Rights for the Technology in accordance with the exclusive licensing structure set forth below (the "Licensing Structure"). The terms of the Exclusive Licensing Structure shall be as follows:

a.	Upon the execution of this LOI, Enertopia shall issue to GWT 250,000 common shares.
b.

Within 30 days of closing of the Definitive Agreement, which is to occur on or before September 15, 2016 or such other date as the Parties may agree, acting reasonably (the "Closing"), Enertopia shall pay to GWT, the sum of $10,000 for bench testing brine or synthetic brine samples enriched in lithium.

c.

Upon the successful bench scale testing of recovering battery grade Lithium carbonate Li2CO3 from brine or synthetic brine samples, as audited by a 3rd party lab, that verifies the results of the June 6/17/2016 feasibility report commissioned by Enertopia, Enertopia shall issue to GWT 250,000 common shares.

d.	Upon the Pending Patent #XXXXXX having been approved by the U.S. Patent and Trademark Office and evidence thereof having been provided to Enertopia, Enertopia shall issue 250,000 common shares to GWT.
e.

Enertopia shall pay the costs for the test pilot plant and associated facilities with a capacity of 50 gallons per minute, such costs estimated to be US$2,150,000 and not to exceed US$ 2,500,000 including building envelope and such testing to be completed by 6 months after final start up.

f.	Enertopia shall also make the following anniversary payments following Closing.
g.

For 2017, the greater of 10% of Enertopia net sales of battery grade Li2CO3 from brine sources or $50,000, such first anniversary payment becoming due on or before the one year anniversary of the signing of the definitive agreement, provided however that Enertopia shall have the option to satisfy this payment through the issuance of treasury units (each, "Unit"), with each Unit consisting of one common share of Enertopia and one common share purchase warrant of Enertopia (each, "Warrant"), with each Warrant being exercisable for a period of 36 months from issuance at a price 1.5 times above the minimum unit pricing allowed by applicable stock exchange policies at such time and based on the previous 10 day volume weighted average pricing on the Canadian Stock Exchange ("CSE");

h.

For 2018, the greater of 10% of Enertopia net sales of battery grade Li2CO3 from brine sources or $150,000, such second anniversary payment becoming due on or before the second anniversary of the signing of the definitive agreement; and

i.

For 2019, the greater of 10% of Enertopia net sales of battery grade Li2CO3 from brine sources or $200,000 per annum, each such anniversary payment becoming due on or before the respective anniversary of the signing of the definitive agreement; and

j.

For 2020, the greater of 10% of Enertopia net sales of battery grade Li2CO3 from brine sources or $200,000 per annum, each such anniversary payment becoming due on or before the respective anniversary of the signing of the definitive agreement; and

k.

For 2021, the greater of 10% of Enertopia net sales of battery grade Li2CO3 from brine sources or $200,000 per annum, each such anniversary payment becoming due on or before the respective anniversary of the signing of the definitive agreement; and

l.

For 2022, the greater of 10% of Enertopia net sales of battery grade Li2CO3 from brine sources or $200,000 per annum, each such anniversary payment becoming due on or before the respective anniversary of the signing of the definitive agreement; and

m.

For 2023, the greater of 10% of Enertopia net sales of battery grade Li2CO3 from brine sources or $200,000 per annum, each such anniversary payment becoming due on or before the respective anniversary of the signing of the definitive agreement.

n.	Note net sales noted above in f.(i) to (vii) to be defined in the definitive agreement.
o.	Licensee life of seven (7) years from signing on the definitive agreement with first right of refusal.
p.	Upon proven commercial viability of test plant Enertopia will source location and capital for commercial production plant with a minimum capacity of 250 gallons per minute.
2.

Definitive Agreement and Closing. Acceptance of this LOI shall be followed by the negotiation and acceptance of the Definitive Agreement which shall incorporate the terms and conditions of this LOI and such other terms, conditions, representations and warranties as are customary for transactions of this nature or as may be reasonably requested by the Parties. This LOI does not set forth all of the matters upon which agreement must be reached in order for the proposed acquisition to be consummated. Completion of the Definitive Agreement shall be followed with Closing of the Acquisition on or before September 15, 2016, or such other date as the Parties may agree, acting reasonably.

The Company issued the units one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing Letter of Intent is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter of Intent dated August 12, 2016
99.1	Press Release dated August 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2016
Enertopia Corp.
By:              ”Robert McAllister”
Robert G. McAllister
President and Director